Exhibit 10.8

FARO Technologies 2004 Equity Incentive Plan

Restricted Stock Unit Award Agreement

You have been selected to be a Participating Employee in the FARO Technologies, Inc. 2004 Equity Incentive Plan (the “Plan”), as specified below:

Participating Employee: _______

Date of Grant: ________

Number of Restricted Stock Units Granted: _______

THIS AGREEMENT, effective as of the Date of Grant set forth above, evidences the award of restricted stock units (the “Restricted Stock Units”) by FARO Technologies, Inc., a Florida corporation (the “Company”), to the Participating Employee named above, pursuant to the provisions of the Plan.

The Plan provides a complete description of the terms and conditions governing the Restricted Stock Units. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:

1. Award of Restricted Stock Units. The Company hereby grants to the Participating Employee the number of Restricted Stock Units set forth above, subject to the terms and conditions of the Plan and this Agreement.

2. Vesting of Restricted Stock Units. All Restricted Stock Units will vest in accordance with Exhibit A. If the Participating Employee terminates employment from the Company or an Affiliate for reasons other than death or disability (as determined by the Committee) prior to the date the Restricted Stock Units are vested, the Restricted Stock Units that have not yet vested as of the date of such termination will be immediately forfeited. If the Participating Employee terminates employment from the Company or an Affiliate as a result of death or disability (as determined by the Committee) prior to the date the Restricted Stock Units have vested, then all such units that have not previously been forfeited under Exhibit A shall vest on the date of such termination. As soon as practicable after vesting of Restricted Stock Units, the Company shall issue to the Participating Employee a certificate for a number of Shares equal to the number of Restricted Stock Units that have vested.

3. Nontransferability of the Award. This Award shall not be transferable by the Participating Employee otherwise than by will or the laws of descent and distribution.

4. Adjustment to Restricted Stock Units. In the event of a capital adjustment on or affecting the Shares resulting from a dividend or other distribution, stock split, spin-off, split-up, reorganization, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate transaction (including any cash dividend or distribution on the Shares impacting the

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fair market value of the Shares), the Restricted Stock Units shall be adjusted in a manner consistent with such capital adjustment and in accordance with the Plan as determined by the Committee; provided, however, that no such adjustment shall require the Company to issue any fractional shares and the adjustment shall be limited accordingly as determined by the Committee. The determination of the Administrator as to any adjustment under this Section 4 shall be final, conclusive and binding.

5. Tax Withholding. When the Restricted Stock Units become taxable income to the Participating Employee, the Company may deduct and withhold from any cash otherwise payable to the Participating Employee (whether payable as salary, bonus or other compensation) such amount as may be required for the purpose of satisfying the Company’s obligation to withhold Federal, state or local taxes. Further, in the event the amount so withheld is insufficient for such purpose, the Company may require that the Participating Employee upon its demand or otherwise make arrangements satisfactory to the Company for payment of such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes. The Participating Employee shall be permitted to satisfy the Company’s tax withholding requirements by making a written election (in accordance with such rules and regulations and in such form as the Committee may determine) to have the Company withhold shares of Common Stock otherwise issuable to the Participating Employee (the “Withholding Election”) having a fair market value on the date income is recognized (the “Tax Date”) pursuant to the vesting of the Restricted Stock Units equal to the minimum amount required to be withheld. If the number of shares of Common Stock withheld to satisfy withholding tax requirements shall include a fractional share, the number of shares withheld shall be reduced to the next lower whole number and the Participating Employee shall deliver cash in lieu of such fractional share, or otherwise make arrangements satisfactory to the Company for payment of such amount. A Withholding Election must be received by the Corporate Secretary of the Company on or prior to the Tax Date.

6. Status of Participating Employee. The Participating Employee shall not be deemed for any purposes to be a shareholder of the Company with respect to any of the Restricted Stock Units unless and until a stock certificate is issued therefor upon vesting of the units. Neither the Plan nor the Award Agreement shall confer upon the Participating Employee any right to continue in the employ of the Company or any of its Affiliates, nor to interfere in any way with the right of the Company to terminate the employment of the Participating Employee at any time.

7. Powers of the Company Not Affected. The existence of this Award shall not affect in any way the right or power of the Company or its shareowners to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock senior to or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

8. Interpretation by Committee. As a condition of the granting of the Restricted Stock Units, the Participating Employee agrees, for himself or herself and his or her legal representatives or guardians, that this Agreement shall be interpreted by the Committee and that any interpretation by the Committee of the terms of this Agreement and any determination made by the Committee pursuant to this Agreement shall be final, binding and conclusive.

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9. Miscellaneous.

(a) This Agreement and the rights of the Participating Employee hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee shall have the right to impose such restrictions on any Shares acquired pursuant to the Award, as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under applicable federal and state tax law, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

(b) It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participating Employee.

(c) The Participating Employee agrees to take all steps necessary to comply with all applicable provisions of federal and state securities and tax laws in exercising his or her rights under this Agreement.

(d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or the result of a merger, consolidation or otherwise.

(f) To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Date of Grant.

FARO TECHNOLOGIES, INC.

By:
Name:
Title:

PARTICIPATING EMPLOYEE

Name:
SSN:

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EXHIBIT A

VESTING SCHEDULE

One-third of the Restricted Stock Units will become eligible to be vested in each fiscal year of the Company as follows:

1. On the first anniversary of the Date of Grant, provided the Participating Employee is employed by the Company or an Affiliate on such date, the number of Restricted Stock Units that will vest will equal one-third (1/3) of the Restricted Stock Units granted multiplied by the percentage of the annual cash bonus awarded for the Participating Employee for the 2005 fiscal year (typically determined in March 2006). Any of the one-third (1/3) of the Restricted Stock Units eligible to be vested on such date that are not vested shall be forfeited.

2. On the second anniversary of the Date of Grant, provided the Participating Employee is employed by the Company or an Affiliate on such date, the number of Restricted Stock Units that will vest will equal one-third (1/3) of the Restricted Stock Units granted multiplied by the percentage of the annual cash bonus awarded for the Participating Employee for the 2006 fiscal year (typically determined in March 2007). Any of the one-third (1/3) of the Restricted Stock Units eligible to be vested on such date that are not vested shall be forfeited.

3. On the third anniversary of the Date of Grant, provided the Participating Employee is employed by the Company or an Affiliate on such date, the number of Restricted Stock Units that will vest will equal one-third (1/3) of the Restricted Stock Units granted multiplied by the percentage of the annual cash bonus awarded for the Participating Employee for the 2007 fiscal year (typically in March 2008). Any of the one-third (1/3) of the Restricted Stock Units eligible to be vested on such date that are not vested shall be forfeited.

Example. Assume 900 Restricted Stock Units are granted on October 1, 2005. Assume for fiscal year 2005, the participating employee is awarded a bonus on March 1, 2006, equal to 75% of the potential bonus amount. On October 1, 2006, 225 (75% of 300) Restricted Stock Units will vest (assuming the participating employee is still employed on such date). The remaining 75 Restricted Stock Units are forfeited.

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